                                                                    EXHIBIT 99.1


                        Network Software Associates, Inc.

                        Consolidated Financial Statements

                    Years ended March 31, 1997, 1996 and 1995




                                    CONTENTS

Report of Independent Auditors.............................................1

Financial Statements

Consolidated Balance Sheets................................................2
Consolidated Statements of Income..........................................4
Consolidated Statements of Shareholders' Equity............................5
Consolidated Statements of Cash Flows......................................6
Notes to Consolidated Financial Statements.................................7

                         Report of Independent Auditors

The Board of Directors
Network Software Associates, Inc.

We have audited the accompanying consolidated balance sheets of Network Software Associates, Inc. as of March 31, 1997, 1996 and 1995, and the related consolidated statements of income, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the 1997, 1996 or 1995 financial statements of Network Software Associates, Inc. - Federal Systems Division, a division of the Company, and certain wholly owned foreign subsidiaries which statements reflect total assets of $1,597,000, $3,355,000 and $3,991,000 as of March 31, 1997, 1996 and 1995, respectively, and total revenues of $6,801,000, $9,989,000 and $10,581,000 for the years then ended, respectively. Those statements were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to the 1997, 1996 and 1995 data included for Network Software Associates, Inc. - Federal Systems Division and certain wholly owned foreign subsidiaries, is based solely on the reports of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the reports of other auditors, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Network Software Associates, Inc. at March 31, 1997, 1996 and 1995, and the consolidated results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                              /s/ ERNST & YOUNG LLP


June 16, 1997,
except for Note 10, as to which the date is
July 8, 1997
                                                                               1

                        Network Software Associates, Inc.

                           Consolidated Balance Sheets


                                                      MARCH 31
                                            1997         1996           1995
                                        -----------   -----------   -----------
ASSETS
Current assets:
 Cash and cash equivalents              $ 2,798,000   $ 4,051,000    $ 2,651,000
 Accounts receivable, less allowance
  for doubtful accounts of $269,000
  in 1997, $191,000 in 1996 and
  $139,000 in 1995                        9,973,000     6,493,000      6,337,000
 Income tax receivable                      615,000            --             --
 Notes receivable                            28,000       103,000        160,000
 Inventories                                448,000       418,000        390,000
 Deferred tax assets                      1,527,000       935,000        505,000
 Prepaid expenses                           688,000       281,000        286,000
                                         ----------    ----------      ---------
Total current assets                     16,077,000    12,281,000     10,329,000

Property and equipment, at cost:
 Equipment                                3,781,000     3,251,000      2,200,000
 Furniture and fixtures                     748,000       735,000        575,000
                                          ---------    ----------      ---------
                                          4,529,000     3,986,000      2,775,000
   Less accumulated depreciation
    and amortization                      1,987,000     1,683,000      1,062,000
                                          ---------     ---------      ---------
Net property and equipment                2,542,000     2,303,000      1,713,000

Note receivable from Exycon AG,
 less current portion                            --            --        115,000

Note receivable from shareholder             99,000        92,000         86,000

Goodwill, net of accumulated
 amortization of $272,000 in
 1997, $202,000 in 1996
 and $133,000 in 1995                        75,000       145,000        214,000

Deferred tax assets                              --       277,000        361,000

Other assets                                303,000        90,000         76,000
                                        -----------   -----------    -----------
Total assets                            $19,096,000   $15,188,000    $12,894,000
                                        ===========   ===========    ===========




                                                                  MARCH 31
                                                      1997           1996           1995
                                                 -----------     ------------   -----------

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Lines of credit                                $       --     $       --     $    47,000
   Accounts payable                                 1,450,000      1,188,000      1,762,000
   Accrued compensation and related expenses        1,712,000      1,800,000      2,291,000
   Deferred incentive compensation                  1,438,000        700,000        213,000
   Income taxes payable                                  --          648,000         92,000
   Accrued postcontract customer support costs        356,000        296,000        236,000
   Other accrued liabilities                        1,380,000        724,000        496,000
   Deferred revenue                                 1,750,000        884,000        636,000
   Current portion of long-term debt                  220,000        348,000        384,000
                                                    ---------      ---------      ---------
Total current liabilities                           8,306,000      6,588,000      6,157,000

Long-term debt, less current portion                  121,000        340,000        585,000

Accrued compensation                                      --              --        170,000

Deferred tax liabilities                               89,000             --             --

Other long-term liabilities                           428,000        232,000        235,000

Commitments and contingencies

Shareholders' equity:
   Common stock, no par value:
      Authorized shares - 3,000,000
      Issued and outstanding shares - 1,876,000
        in 1997, 1996 and 1995                         62,000         62,000         62,000
   Retained earnings                               10,139,000      8,108,000      5,642,000
   Cumulative translation adjustment                  (49,000)      (142,000)        43,000
                                                  -----------    ------------  ------------
Total shareholders' equity                         10,152,000      8,028,000      5,747,000
                                                  -----------    ------------  ------------
Total liabilities and shareholders' equity        $19,096,000    $15,188,000    $12,894,000
                                                  ===========    ===========   ============


See accompanying notes.

                        Network Software Associates, Inc.

                        Consolidated Statements of Income


                                               YEAR ENDED MARCH 31
                                        1997          1996           1995
                                  ------------   ------------   -------------

Revenues:
   Software sales                 $ 33,305,000   $ 28,038,000    $ 23,342,000
   Royalties                         1,888,000      2,012,000       2,945,000
   Hardware sales                    1,752,000      3,154,000       2,939,000
   Services                          2,335,000        992,000         726,000
                                  ------------   ------------    ------------
Total revenues                      39,280,000     34,196,000      29,952,000

Costs and expenses:
   Cost of sales                     4,101,000      4,870,000       4,510,000
   Sales and marketing              20,755,000     15,943,000      13,726,000
   General and administrative        7,018,000      4,511,000       3,073,000
   Research and development          4,515,000      4,677,000       4,032,000
   Interest (income) expense, net      (93,000)         9,000         (19,000)
                                   -----------   ------------    ------------
Total costs and expenses            36,296,000     30,010,000      25,322,000
                                   -----------   ------------    ------------
Income before provision for
 income taxes                        2,984,000      4,186,000       4,630,000

Provision for income taxes             953,000      1,720,000       1,925,000
                                  ------------   ------------    ------------
Net income                        $  2,031,000   $  2,466,000    $  2,705,000
                                  ============   ============    ============
Net income per common share       $       1.08   $       1.31    $       1.44
                                  ============   ============    ============
Weighted average commonshares
 outstanding                         1,876,000      1,876,000       1,876,000
                                  ============   ============    ============


See accompanying notes.

                        Network Software Associates, Inc.

                 Consolidated Statements of Shareholders' Equity



                                  COMMON STOCK                     CUMULATIVE
                            ------------------------  RETAINED     TRANSLATION
                               SHARES       AMOUNT    EARNINGS      ADJUSTMENT     TOTAL
                            --------------------------------------------------------------
Balance at March 31, 1994    1,876,000  $ 62,000    $ 2,937,000   $   34,000   $ 3,033,000
Translation adjustment              --        --             --        9,000         9,000
Net income                          --        --      2,705,000           --     2,705,000
                            ----------  --------    -----------    ---------   -----------
Balance at March 31, 1995    1,876,000    62,000      5,642,000       43,000     5,747,000
Translation adjustment              --        --             --     (185,000)     (185,000)
Net income                          --        --      2,466,000           --     2,466,000
                            ----------  --------    -----------    ---------   -----------
Balance at March 31, 1996    1,876,000    62,000      8,108,000     (142,000)    8,028,000
Translation adjustment              --        --             --       93,000        93,000
Net income                          --        --      2,031,000           --     2,031,000
                            ----------  --------    -----------    ---------   -----------
Balance at March 31, 1997    1,876,000  $ 62,000    $10,139,000    $ (49,000)  $10,152,000
                            ==========  ========    ===========    =========   ===========

See accompanying notes.

                        Network Software Associates, Inc.

                      Consolidated Statements of Cash Flows

                                                             YEAR ENDED MARCH 31
                                                      1997          1996           1995
                                                 -----------   -----------   ------------
OPERATING ACTIVITIES
Net income                                       $ 2,031,000   $ 2,466,000   $ 2,705,000
Adjustments to reconcile net income to
   net cash provided by operating
   activities:
      Depreciation and amortization                1,000,000       714,000       434,000
      Deferred income taxes                         (226,000)     (346,000)     (383,000)
      Loss on disposal of fixed assets               322,000        19,000        85,000
      Change in operating assets and
      liabilities:
         Accounts receivable                      (3,466,000)     (156,000)   (1,156,000)
         Inventories                                 (30,000)      (28,000)        5,000
         Prepaid expenses and other assets          (620,000)      (23,000)     (145,000)
         Accounts payable                            262,000      (574,000)       16,000
         Income taxes payable                     (1,277,000)      556,000      (459,000)
         Accrued compensation and related            (88,000)     (746,000)      533,000
         expenses
         Deferred incentive compensation             738,000       572,000       213,000
         Accrued postcontract customer support        60,000        60,000        36,000
         costs
         Other accrued liabilities                   852,000       239,000       650,000
         Deferred revenue                            866,000       248,000       337,000
         Other                                        93,000      (185,000)        9,000
                                                  ----------    ----------   -----------
Net cash provided by operating activities            517,000     2,816,000     2,880,000

INVESTING ACTIVITIES
Investment in property and equipment              (1,544,000)   (1,278,000)   (1,294,000)
Increase in notes receivable                         (28,000)           --            --
Increase in note receivable from shareholder          (7,000)       (6,000)       (6,000)
Payments received on notes receivable                103,000       172,000       152,000
Proceeds from disposal of fixed assets                53,000        24,000            --
                                                 -----------   -----------   -----------
Net cash used in investing activities             (1,423,000)   (1,088,000)   (1,148,000)

FINANCING ACTIVITIES
Principal payments on long-term debt                (347,000)     (281,000)      (76,000)
Reduction in lines of credit borrowings                   --       (47,000)      (96,000)
Additions to long-term debt                               --            --       100,000
                                                 -----------   -----------   -----------
Net cash used in financing activities               (347,000)     (328,000)      (72,000)

Net increase (decrease) in cash and
 equivalents                                      (1,253,000)    1,400,000     1,660,000

Cash and cash equivalents at beginning of year     4,051,000     2,651,000       991,000
                                                 -----------   -----------   -----------
Cash and cash equivalents at end of year         $ 2,798,000   $ 4,051,000   $ 2,651,000
                                                 ===========   ===========   ===========

SUPPLEMENTAL DISCLOSURE OF CASH PAID
 DURING THE YEAR
Interest                                         $    81,000   $   110,000   $    50,000
Income taxes                                     $ 2,403,000   $ 1,479,000   $ 2,660,000





                                                                               6
See accompanying notes.

                        Network Software Associates, Inc.

                   Notes to Consolidated Financial Statements

                                 March 31, 1997

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS AND BASIS OF PRESENTATION

Network Software Associates, Inc. (the Company) was incorporated in California in 1980 and engages principally in the development and marketing of hardware and software networking applications for IBM and IBM compatible computers.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its subsidiary, NetSoft, a California corporation, and NetSoft's five European sales subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

RESTATEMENT OF PRIOR YEARS' FINANCIAL STATEMENTS

In fiscal 1996 and 1995, the Company did not accrue deferred compensation related to the deferred incentive agreements described in Note 7. Income before provision for income taxes and net income should have been $487,000 and $312,000 less, respectively, than the reported amounts in 1996 and $128,000 and $83,000 less, respectively, than the reported amounts in 1995. These deferred compensation account balances for 1996 and 1995 have been restated in these consolidated financial statements.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of the Company's cash, cash equivalents, accounts receivable and accounts payable approximated their carrying amounts due to the relatively short maturity of these items. The fair value of debt approximated its carrying amount at March 31, 1997 based on rates currently available to the Company for debt with similar terms and remaining maturities.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumption that effect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

                        Network Software Associates, Inc.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CONCENTRATION OF CREDIT RISK

Sales to the Company's recurring customers are generally made on open account terms. The Company performs periodic credit evaluations of its ongoing customers and does not generally require collateral. Reserves are maintained for potential credit losses which have been minimal and within management's expectations.

The Company has been approved for participation in the Small Business Administration's Section 8(a) program. Section 8(a) sales aggregated approximately $244,000, $698,000 and $86,000 for the years ended March 31, 1997, 1996 and 1995, respectively.

The Company's products are sold primarily to corporate customers with no specific industry concentration. International sales represented approximately 33%, 28% and 23% of sales for the years ended March 31, 1997, 1996 and 1995.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include highly liquid investments with maturities of three months or less.

INVENTORIES

Inventories are stated at the lower of cost (first-in, first-out method) or market and consist primarily of printed circuit boards, manuals and supplies for packaging hardware and software systems.

DEPRECIATION AND AMORTIZATION

Depreciation and amortization of property and equipment is provided using the straight line (half-year convention) method over estimated useful lives of three to seven years or the length of the related lease, if shorter.

Goodwill is amortized on a straight-line method over a five year period.

REVENUE RECOGNITION

The Company recognizes revenues from the sale of its software and hardware products upon shipment and recognizes royalty revenue in the period the related products are shipped by licensees. Postcontract customer support revenues are recognized pro rata over the support period, generally one year.

                        Network Software Associates, Inc.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION (CONTINUED)

Revenue on firm fixed-price contracts is recognized on the completed contract method upon shipment or delivery of the related hardware and software products. Provisions for estimated losses, if any, on uncompleted contracts are recorded in the period in which the loss becomes known.

ADVERTISING COSTS

The Company expenses advertising costs as incurred. Advertising expenses, including the cost of promotional literature, print ads, direct mail and trade shows aggregated $2,758,000, $2,154,000 and $1,742,000 for the years ended March 31, 1997, 1996 and 1995, respectively.

RESEARCH AND DEVELOPMENT

Research and development expenses resulting from the design, development and testing of new software are expensed as incurred, until technological feasibility has been established for the product. Thereafter, certain costs such as coding and testing are capitalized until the product is available for general release to customers. The Company uses the working model approach to establish technological feasibility and, to date, all costs have been expensed as incurred.

IMPAIRMENT OF LONG-LIVED ASSETS

Effective April 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of. Implementation did not have a material impact on the consolidated financial statements.

EARNING PER SHARE

Earnings per share are based upon the weighted average number of common shares outstanding during each period.

                        Network Software Associates, Inc.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECLASSIFICATION

Certain prior years amounts have been reclassified to conform with current year presentation.

2. BUSINESS ACQUISITION

Effective May 1, 1993, the Company purchased the common stock of four subsidiaries of Exycon AG (the Company's former European distributor). The remaining balance due from Exycon AG for trade receivables in existence at the date of acquisition of $103,000 at March 31, 1996 was repaid in 1997. Amounts receivable under the note bore interest at 8% per annum.

In conjunction with the acquisition, the Company entered into a consulting and noncompete agreement with Exycon Services which required the Company to pay royalties from available cash as defined. Effective March 1, 1995, the agreement was terminated and a $790,000 subordinated note was issued in full settlement for royalties accrued as of that date. As the note is non-interest bearing the Company imputed interest at 12% over its 30 month term. (Note 4)

Concurrent with the acquisition, the Company also entered into a consulting and noncompete agreement with Exycon AG which extends through May 1, 1998. This agreement requires payments of $15,000 per month through October 1996.

3. LINES OF CREDIT

NetSoft has a $2,500,000 line of credit agreement bearing interest at prime plus
 .25% (8.5% at March 31, 1997). No borrowings were outstanding under this line at March 31, 1997 and 1996. The line is secured by substantially all of NetSoft's assets and is guaranteed by the Company. The agreement requires NetSoft to maintain certain financial ratios. At March 31, 1997, NetSoft was in compliance with all covenants.

The Company has a $250,000 line of credit agreement bearing interest at the prime rate of interest. No borrowings were outstanding under this line at March 31, 1997 or 1996.

                        Network Software Associates, Inc.

4. LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS

Long-term debt and capital lease obligations consist of the following at March
31:


                                                 1997        1996         1995
                                               --------   ---------   ---------
Subordinated note, due in monthly
   installments of $26,000 through August
   1997 (net of unamortized discount of
   $5,000 in 1997, $42,000 in 1996 and
   $114,000 in 1995) (Note 2)                  $153,000    $432,000   $676,000

Obligations under capital leases (net of
   deferred finance charges of $27,000 in
   1997, $51,000 in 1996 and $42,000 in         188,000     256,000    196,000
   1995)

Note payable (Note 7)                                --          --     97,000
                                               --------    --------   --------
                                                341,000     688,000    969,000
Less current portion                            220,000     348,000    384,000
                                               --------    --------   --------
Due after one year                             $121,000    $340,000   $585,000
                                               ========    ========   ========


The Company incurred capital lease obligations of $0, $127,000 and $158,000 in 1997, 1996 and 1995, respectively, in connection with lease agreements to acquire equipment. Capitalized leases relate to equipment included in the accompanying consolidated balance sheets at a cost of $299,000, $314,000 and $222,000 at March 31, 1997, 1996 and 1995, respectively. Accumulated amortization related to this equipment aggregated $168,000, $62,000 and $49,000 at March 31, 1997, 1996 and 1995, respectively. The leases provide for options to purchase the equipment at the end of the lease term at the then fair market value.

Payments related to the Company's long-term debt and capital lease obligations are as follows for the years ending March 31:


                                    LONG-TERM        CAPITAL LEASE
                                       DEBT            OBLIGATIONS
                                     ---------       -------------
1998                                 $153,000      $  87,000
1999                                       --         77,000
2000                                       --         47,000
2001                                       --          4,000
                                     --------      ---------
                                     $153,000        215,000
                                     ========

Less amount representing interest                     27,000
                                                   ---------
Present value of minimum lease payments            $ 188,000
                                                   =========

                        Network Software Associates, Inc.

5. COMMITMENTS

The Company leases various office facilities and certain equipment under lease agreements expiring through 2003. Future minimum lease payments under noncancelable operating leases consist of the following as of March 31, 1997:


1998                          $   850,000
1999                              613,000
2000                              235,000
2001                              181,000
2002                               82,000
Thereafter                         26,000
                               ==========
                               $1,987,000
                               ==========


Rent expense aggregated approximately $920,000, $803,000 and $611,000 for the years ended March 31, 1997, 1996 and 1995, respectively.

6. TAXES BASED ON INCOME

The Company utilizes the liability method of accounting for income taxes as set forth in Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Under the liability method, deferred taxes are determined based on the differences between the financial statement and tax basis of assets and liabilities, using enacted tax rates.

The provision for income taxes, consists of the following for the years ended March 31:


                        1997          1996         1995
                   -----------    ----------    ----------
Current:
   Federal         $   954,000    $1,555,000    $1,803,000
   State               162,000       331,000       427,000
   Foreign              63,000       180,000        78,000
                   -----------    ----------    ----------
                     1,179,000     2,066,000     2,308,000

Deferred:
   Federal            (206,000)     (363,000)     (323,000)
   State               (72,000)      (49,000)      (74,000)
   Foreign              52,000        66,000        14,000
                   -----------    ----------    ----------
                      (226,000)     (346,000)     (383,000)
                   -----------    ----------    ----------
                   $   953,000    $1,720,000    $1,925,000
                   ===========    ==========    ==========

                        Network Software Associates, Inc.

6. TAXES BASED ON INCOME (CONTINUED)

A reconciliation of the statutory federal income tax provision to the actual provision for the years ended March 31 follows:


                                            1997          1996          1995
                                         ----------    ----------    ----------
Statutory federal income tax provision   $1,015,000    $1,423,000    $1,573,000
U.S benefit of foreign losses              (570,000)           --            --
Effect of foreign income tax rates           (5,000)       47,000       (91,000)
Foreign losses without benefit              383,000        48,000        67,000
State taxes, net of and federal benefit      59,000       186,000       234,000
Nondeductible amortization of goodwill       37,000        37,000        37,000
Other, net                                   34,000       (21,000)      105,000
                                         ----------    ----------    ----------
Provision for income taxes               $  953,000    $1,720,000    $1,925,000
                                         ==========    ==========    ===========


Deferred income taxes reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's net deferred tax assets and liabilities as of March 31 are as follows:


                                          1997          1996          1995
                                       ----------    ----------    ----------
Deferred tax assets:
   Deferred incentive compensation     $  591,000    $  220,000    $   45,000
   Foreign tax loss carryforwards         575,000       211,000       163,000
   Accrued expenses and deferred          405,000       401,000       308,000
     revenue
   Accrued compensation                   333,000       503,000       435,000
   Reserves not currently deductible      202,000       225,000       106,000
   Intercompany inventory profit
     elimination                          137,000        51,000        26,000
   Inventory capitalization                 7,000         7,000        11,000
                                       ----------    ----------    ----------
                                        2,250,000     1,618,000     1,094,000
   Valuation allowance                   (575,000)     (211,000)     (163,000)
                                       ----------    ----------    ----------
Total deferred tax assets               1,675,000     1,407,000       931,000

Deferred tax liabilities:
  Tax over book depreciation             (105,000)     (115,000)      (51,000)
  Foreign interest accrual               (132,000)      (80,000)      (14,000)
                                       ----------    ----------    ----------
Total deferred tax liabilities           (237,000)     (195,000)      (65,000)
                                       ==========    ==========    ==========
Net deferred tax asset                 $1,438,000    $1,212,000    $  866,000
                                       ==========    ==========    ==========


                      Network Software Associates, Inc.

6. TAXES BASED ON INCOME (CONTINUED)

The valuation allowance against deferred tax assets relates to temporary differences associated with foreign tax loss carryforwards. In 1997, the Company made certain tax elections which allowed it to deduct $1,675,000 of these foreign tax loss carryforwards in its U.S. federal and state income tax returns. In future years, if the benefit of these loss carryforwards is realized in the foreign tax jurisdictions, there will be no decrease in the Company's effective tax rate.

7. RELATED PARTY TRANSACTIONS

The Company has entered into a loan agreement with an individual responsible for managing one of the Company's sales offices (Sales Office) to provide financing for the Company to develop, manage and maintain the Sales Office. The terms of the loan require accrual of profit sharing amounts, rather than interest, equal to one-half of the Sales Office's cumulative pretax earnings, as defined. Repayment of principal and accrued profit sharing are to be made only from available cash flow generated by the Sales Office. The balance on this note of $47,000 at March 31, 1995 was repaid in 1996. In addition, the sales office manager loaned the Company $100,000 in 1995 under a demand note bearing interest at 10%, which was also repaid in full in 1996.

In February 1992, the Company agreed to compensate the manager of the Sales Office $170,000 for prior services rendered. Payment of this amount was to be made from available cash flow, as defined, subsequent to repayment of the note payable. This compensation was paid in 1996.

During 1994, the Company entered into deferred incentive agreements with the management of the Sales Office under which additional compensation equal to the increase in the value of the Sales Office is payable to the employees at any time prior to December 31, 2005. Amounts earned under the agreement are paid only once during the term of the agreement; after payment this provision of the agreement is terminated.

In February 1994, the Company entered into an agreement with its majority shareholder whereby, upon the occurrence of certain events, but no later than November 1997, the Company will sell the Sales Office to the majority shareholder. On June 30, 1997 the Sales Office was sold to the majority shareholder for its $85,000 net book value.

At various times since inception of the Company, certain officer/shareholders have agreed to defer payment of a portion of their compensation. Amounts accrued are payable on request.

                      Network Software Associates, Inc.

8. EMPLOYEE BENEFIT PLAN

The Company has a defined contribution employee benefit plan established under the provisions of Section 401(k) of the Internal Revenue Code. The plan allows substantially all employees to make contributions through salary deferrals. The Company made discretionary contributions to the Plan of $54,000, $32,000 and $171,000 for the years ended March 31, 1997, 1996 and 1995, respectively.

9. STOCK OPTION PLAN

The Company has elected to follow Accounting Principles Board Option No. 25, Accounting for Stock Issued to Employees (APB 25) and related interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (SFAS 123) requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of NetSoft's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

The "NetSoft Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan - 1994" (the Plan) provides that options for 2,060,000 shares of the NetSoft's common stock may be granted to eligible employees. In addition, the "President's Stock Option Plan" (President's Plan) provides that options for up to 490,000 shares of the NetSoft's common stock may be granted to NetSoft's President. Up to 140,000 of these authorized options may be granted in four annual installments of 35,000 as performance based options. The exercise price of options issued under the Plan and the President's Plan shall not be less than the fair market value of the common stock on the date the options are granted. The majority of the options vest annually over four years. Options expire 10 years from the date of grant.

                      Network Software Associates, Inc.

9. STOCK OPTION PLAN (CONTINUED)

Information regarding the Plan and the President's Plan is summarized below:


                                 FISCAL 1997               FISCAL 1996
                            -----------------------  ----------------------
                                         WEIGHTED                WEIGHTED-
                                          AVERAGE                 AVERAGE
                                         EXERCISE                EXERCISE
                             OPTIONS      PRICE      OPTIONS       PRICE
                            ---------   ----------  ---------  ------------
Options outstanding at
 beginning of year            868,262      $2.54      728,162     $2.25
Options granted               890,000       3.20      276,500      3.20
Options exercised              (6,350)      2.28       (5,470)     2.25
Options expired/forfeited     (89,050)      2.91     (130,930)     2.35
                            ---------      -----     --------     -----
Options outstanding at
 end of year                1,662,862      $2.87      868,262     $2.54
                            =========      =====     ========     =====
Options exercisable at
 end of year                  311,937      $2.39      140,562     $2.25
Exercise price range       $2.25 to $3.20          $2.25 to $3.20


The weighted-average remaining contractual life of options outstanding at March 31, 1997 and 1996, was approximately 8.5 years.

Pro forma information regarding net income is required by SFAS 123, which also requires that the information be determined as if the Company had accounted for NetSoft's employee stock options granted subsequent to March 31, 1995 under the fair value method of the Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for fiscal 1997 and 1996: risk-free interest rate equal to 6.3%; no dividend yield; no volatility factor; and a weighted-average expected life of each options equal to four years.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information follows:


                     FISCAL 1997                   FISCAL 1996
               ------------------------     ------------------------
               AS REPORTED    PRO FORMA     AS REPORTED    PRO FORMA
               -----------    ---------     -----------    ---------

Net income      $2,031,000   $1,907,000      $2,466,000  $2,434,000



Because SFAS 123 is applicable only to options granted subsequent to March 31, 1995, its pro forma effect will not be fully reflected until fiscal 1999.

                      Network Software Associates, Inc.

10. PROPOSED CHANGE IN OWNERSHIP

The Company has agreed to be acquired by NetManage, Inc. for $26 million. The proposed transaction is expected to be completed in August 1997. The Company's financial position and results of operations reflect the operating plans of current management without consideration of strategic changes which may take place upon consummation of the change in ownership.

                                     NETSOFT

                       CONDENSED STATEMENTS OF OPERATIONS
                                 (In thousands)


                                             For The
                                       Three Months Ended
                                            June 30,
                                 -----------------------------

                                       1996            1997
                                 ------------    -------------
Net revenues                     $      6,893    $      6,928

Cost of revenues                          698             614
                                 -------------   -------------

Gross margin                            6,195           6,314
                                 -------------   -------------

Operating expenses:
  Research and development              1,484           1,860
  Sales and marketing                   3,368           4,463
  General and administrative              805           1,173
                                 -------------   -------------
     Total operating expenses           5,657           7,496
                                 -------------   -------------

Income (loss) from operations             538          (1,182)
Other income (expense)                      7              12
                                 -------------   -------------

Income (loss) before income
 taxes                                    545          (1,170)
Provision (benefit) for income
 taxes                                    364            (307)
                                 -------------   -------------
Net income (loss)                $        181    $       (863)
                                 =============   =============


                                     NETSOFT

                          CONDENSED BALANCE SHEET DATA
                                 (In thousands)

                                      As of
                                 June 30, 1997
                                 ---------------

Assets
Cash and cash equivalents and
 Short-term investments          $        3,060
Accounts receivable, net                  6,707
Prepaid expenses and other
 current assets                           2,404
                                 ---------------
     Total current assets                12,171
                                 ---------------

Property and equipment, at cost:          4,374
Less - Accumulated depreciation          (2,056)
                                 ---------------
     Net property and equipment           2,318
                                 ---------------

Other assets                                506
                                 ---------------
                                 $       14,995
                                 ===============


Liabilities and Stockholders' Equity
Current liabilities:
   Accounts payable              $          913
   Accrued liabilities                    1,027
   Accrued payroll and
    payroll-related expenses              1,344
   Deferred revenue                       1,784
   Income taxes payable                       -
                                 ---------------
     Total current liabilities            5,068
                                 ---------------

Long-term liabilities                       613
                                 ---------------

Stockholders' equity:
   Common stock                           1,751
   Additional paid-in capital                 -
   Retained earnings                      7,523
   Cumulative translation
    adjustments                              40
                                 ---------------
     Total stockholder's equity           9,314
                                 ---------------
                                 $       14,995
                                 ===============
